Yan Gao VP/GENERAL MANAGER – M·A·C, CHINA ACCELERATING GROWTH THROUGH YOUTH ENGAGEMENT AND TREND-LED INNOVATION Exhibit 99.7

AMBITION:

TO LEAD MAKEUP ARTISTRY IN CHINA

Source: Brand Health Tracker FY26 Q1 Report, business update to FY26, Beauté Research FY26

CONSUMER COVERAGE



#1 IN BRAND AWARENESS
IN MAKEUP ARTISTRY
4.4M+
ACTIVE CONSUMERS
79%
YOUNG CONSUMERS
UNDER 35 YEARS-OLD

BUSINESS IMPACT



#1 ONLINE
IN MAKEUP ARTISTRY
1 LIP PRODUCT SOLD EVERY ~6 SECONDS
#1 LIP
ON DOUYIN
STUDIO FIX

Action Plan Priority #1 ACCELERATE BEST-IN-CLASS CONSUMER COVERAGE Go where young consumers go Action Plan Priority #2 CREATE TRANSFORMATIVE INNOVATION Turn local insights into fast innovation to capture trends

OFFLINE Always present in the hippest, coolest places young consumers go DOUYIN Highly visible where they spend most of their time BRING THE SHOW Tap into youth culture & community they care about #2 DOUYIN Prestige Makeup Brand1 FOLLOW CONSUMER FOOTPRINT - 360 CAPTURE CHINA’S YOUTH Action Plan Priority #1 | Accelerate Best-in-Class Consumer Coverage Source: 1 Beauté Research, FY26

Action Plan Priority #2 | Create Transformative Innovation

TURN LOCAL FORESIGHT INTO FAST INNOVATION TO CAPTURE TRENDS OF GEN Z

CREATE BRAND HEAT & COLLECTIBILITY | M·A·C X POPMART SKULLPANDA

#1	600M+	+39%
RED BOOK SOCIAL BUZZ 2026 CVD[1]	IMPRESSION	TOTAL LIP RETAIL SALES GROWTH VS. LY


M·A·C


M·A·C
POP MART
M·A·C
M·A·C

TIME PERIOD: August 6-31, 2026 ; Note: 1. Chinese Valentine's Day

Decode consumer shift in places, platforms & behaviors Reinvent retail experience CAPTURE TODAY, ANTICIPATE TOMORROW Action Plan #1 Accelerate Best-in-Class Consumer Coverage Define what’s next for Chinese makeup consumers Elevate trendy-edgy brand persona HARNESSING GLOBAL & CHINA INNOVATION TRENDS Action Plan #2 Create Transformative Innovation